Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

First Financial Bancorp:

We consent to the incorporation by reference to the consolidated financial statements contained in the Amendment No. 1 to Form 10-K filed by First Financial Bancorp of our report dated February 13, 2004, except for Note 25 to the consolidated financial statements which is as of March 25, 2004, and with respect to the consolidated balance sheets of First Financial Bancorp and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of First Financial Bancorp. Such report is incorporated by reference in the Form 8-K of Placer Sierra Bancshares dated December 11, 2004. Our report reflects the adoption of Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation, under the prospective method of adoption as of January 1, 2003.

/s/    KPMG LLP

Sacramento, California

December 10, 2004